CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

TO:	Kraft Rt.

As independent registered certified public accountants, we hereby consent to the inclusion in the foregoing Amendment No. 2 to Form S-B 2 Registration Statement of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated April 5, 2006 relating to the financial statements of Kraft RT and to the reference to our Firm under the caption “Experts” appearing in the Prospectus.

/s/ Russell Bedford Stefanou Mirchandani LLP

New York, New York
December 18, 2006